SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant                    [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement       [ ]  Soliciting Material Pursuant to
                                            sec.240.14a-11(c) or sec.240.14a-12
[X]  Definitive Proxy Statement        [ ]  Confidential, for Use of the
                                            Commission Only
[ ]  Definitive Additional Materials        (as permitted by Rule 14a-6(e)(2))


                            Lynx Therapeutics, Inc.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)


  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
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[ ]   Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

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(3)  Filing party:

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(4)  Date filed:

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                             LYNX THERAPEUTICS, INC.
                              25861 Industrial Blvd.
                            Hayward, California 94545

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1999


TO THE STOCKHOLDERS OF LYNX THERAPEUTICS, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lynx Therapeutics, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 12, 1999 at 9:00 a.m., local time, at the Company's principal executive offices, located at 25861 Industrial Blvd., Hayward, California 94545, for the following purposes:

        1. To elect directors to serve for the ensuing year and until their successors are elected.

        2. To approve the Company's 1992 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 200,000 shares and to amend certain eligibility and change of control provisions of such plan.

        3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December
31, 1999.

        4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on March 22, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                  By Order of the Board of Directors

                                          [SIGNATURE]

                                  Edward C. Albini,
                                  Secretary

Hayward, California
April 14, 1999








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ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
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








































                           LYNX THERAPEUTICS, INC.
                           25861 Industrial Blvd.
                          Hayward, California  94545

                              PROXY STATEMENT

                      FOR ANNUAL MEETING OF STOCKHOLDERS
                                MAY 12, 1999

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Lynx Therapeutics, Inc., a Delaware corporation ("Lynx" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 12, 1999, at 9:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices, located at 25861 Industrial Blvd., Hayward, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 14, 1999, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

        The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

        Only holders of record of Common Stock at the close of business on March 22, 1999, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 22, 1999, the Company had outstanding 11,144,739 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 25861 Industrial Blvd., Hayward, California 94545, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.


Stockholder Proposals

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 15, 1999. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2000 annual meeting of stockholders notifies the Company of such matter prior to February 28, 2000, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposal and director nominations.


                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

        There are six nominees for the six Board positions presently authorized in the Company's By-laws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company who was previously elected by the stockholders.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.


           MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE
                        IN FAVOR OF EACH NAMED NOMINEE.



Nominees

        The names of the nominees and certain information about them are set forth below:


                                      Principal Position             Director
              Name                     with the Company        Age     Since
--------------------------------- -------------------------- ------- ---------
Sam Eletr, Ph.D. ..............  Chairman of the Board and      59      1992
                                    Chief Executive Officer
William K. Bowes, Jr.(1) .......  Director                       72      1994
Sydney Brenner, M.B., D. Phil. .  Director                       71      1993
James C. Kitch(1) ..............  Director                       51      1993
Kathleen D. La Porte(2) ........  Director                       37      1994
Craig C. Taylor(2) .............  Director                       48      1994

---------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

        Sam Eletr has served as Chairman of the Board of the Company since February 1992 and resumed the position of Chief Executive Officer of the Company in November 1996, a position he held from February 1992 through January 1996. In 1981, Dr. Eletr founded Applied Biosystems, Inc., a manufacturer of instruments and consumables for life science research and related applications, now a wholly-owned subsidiary of Perkin Elmer Corporation, and served as Chairman of the Board of Directors and in various executive positions at ABI from its inception until March 1987. Dr. Eletr acted as a consultant to ABI from September 1990 until July 1992, during which time he undertook to assume the leadership of the Company.

        William K. Bowes, Jr. has served as a director of the Company since March 1994. He has been a general partner of U.S. Venture Partners, a venture capital partnership, since 1981. He currently serves as a director of Amgen, Inc., a biotechnology company, AMCC, an integrated circuit company, XOMA Corporation, a biotechnology company, and one U.S. Venture Partners' privately owned portfolio company.

        Sydney Brenner has served as a director of the Company since October 1993. In July 1996, he was appointed the Director and President of The Molecular Sciences Institute, a non-profit research institute in Berkeley, California. In September 1996 he retired from his position of Honorary Professor of Genetic Medicine, University of Cambridge Clinical School.
From 1986 to his retirement in 1991, Dr. Brenner directed the Medical Research Council Unit of Molecular Genetics. He was a member of the Scripps Research Institute in La Jolla, California until December 1994.

        James C. Kitch has served as a director of the Company since February 1993 and Secretary of Lynx from February 1992 to December 1997. He was a director of ABI, Lynx's predecessor, from August 1986 to February 1993. He is a partner at Cooley Godward LLP, a law firm which has provided legal services to the Company.

        Kathleen D. La Porte has served as a director of the Company since March 1994. She is a general partner of the Sprout Group, the venture capital affiliate of Donaldson, Lufkin and Jenrette. From 1987 to 1993, Ms. La Porte was a principal at Asset Management Company. She currently serves as a director of Keravision, Inc., a medical device company, Gentle Dental Service Corporation, a healthcare service company, and several private companies.

        Craig C. Taylor has served as a director of the Company since March 1994 and as Acting Chief Financial Officer from July 1994 to April 1997.
He has been active in venture capital since 1977 when he joined Asset Management Company. He is a general partner of AMC Partners 89 L.P., which serves as the general partner of Asset Management Associates 1989 L.P., a private venture capital partnership. He currently serves as a director of Metra BioSystems, Inc., a biotechnology company, Pharmacyclics, Inc., a biotechnology company, and several private companies.

Board Committees and Meetings

        During the calendar year ended December 31, 1998, the Board of Directors held five meetings. The Board has an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee.

        The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of Messrs. Bowes and Kitch. It met one time during such calendar year.

        The Compensation Committee reviews and recommends salaries and incentive compensation for officers and key employees. The Compensation Committee also serves as the Stock Option Committee for the Company's 1992 Stock Option Plan for the employees of the Company and in that capacity approves employee stock option grants. The Compensation Committee is composed of two non-employee directors: Ms. La Porte and Mr. Taylor. It met one time during such calendar year.

        During the calendar year ended December 31, 1998, each Board member attended 80% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

                                PROPOSAL 2

            APPROVAL OF THE 1992 STOCK OPTION PLAN, AS AMENDED


        In July 1992, the Board of Directors of the Company (the "Board") adopted, and the stockholders subsequently approved, the Company's 1992 Stock Option Plan (the "1992 Plan"). As a result of a series of amendments, there are currently 4,000,000 shares of the Company's Common Stock authorized for issuance under the 1992 Plan. In May 1996, the Board adopted, and the stockholders subsequently approved, an amendment to the 1992 Plan to extend the term of the 1992 Plan until March 2006. At March 1, 1999, options covering an aggregate of 3,149,163 shares, less canceled shares, of Common Stock had been granted under the 1992 Plan, and approximately 713,107 shares remained available for future grants.

        In March 1999, the Board approved an amendment to the 1992 Plan, subject to stockholder approval, to enhance the flexibility of the Board in granting stock options under the 1992 Plan. The amendment increases the number of shares authorized for issuance under the 1992 Plan from a total of 4,000,000 shares to 4,200,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board. During the last fiscal year, the Company granted options under the 1992 Plan (i) to current executive officers and directors to purchase 50,000 shares of Common Stock at an exercise price of $15.00 per share, and (ii) to all employees and consultants as a group (excluding executive officers) to purchase 357,500 shares of Common Stock at exercise prices of $7.13 to $15.00 per share.

       In March 1999, the Board also amended the 1992 Plan, subject to stockholder approval, generally to include directors (including non-employee directors) of the Company and its affiliates as eligible to participate in the 1992 Plan. The amendment was required in order for the Company to grant nonstatutory stock options to non-employee directors under the 1992 Plan. In March 1999, the Board also amended the 1992 Plan, subject to stockholder approval, to increase the limitation, required pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), on the maximum number of shares covered by options granted to any employee under the 1992 Plan in a calendar year to 1,000,000 (the "Section 162(m) Limitation"). Previously, the Section 162(m) limitation was 500,000 shares. Also, in March 1999, the Board amended the 1992 Plan generally to update provisions relating to change of control and to update language and terminology.

        Stockholders are requested in this Proposal 2 to approve the 1992 Plan, as amended. If the stockholders fail to approve this Proposal 2, options granted under the 1992 Plan after the Annual Meeting will not qualify as performance-based compensation and, in some circumstances, the Company may be denied a business expense deduction for compensation recognized in connection with the exercise of these stock options. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1992 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.


        MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE
                        IN FAVOR OF PROPOSAL 2.


        The essential features of the 1992 Plan are outlined below:

General

        The 1992 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1992 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1992 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

Purpose

        The 1992 Plan was adopted to provide a means by which selected officers, employees of, and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 90 employees and consultants are currently eligible to participate in the 1992 Plan. Subject to Stockholder approval of this Proposal 2, all the Company's directors (including specifically all non-employee directors) will also be eligible to participate in the 1992 Plan.

Administration

        The 1992 Plan is administered by the Board. Subject to the provisions of the 1992 Plan, the Board has the power to construe and interpret the 1992 Plan and, to determine the persons to whom and the dates on which options will be granted, the number of shares of common stock to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

        The 1992 Plan is administered by the Board unless and until the Board delegates administration to a committee composed of two or more Board members, all of the members of which committee may be non-employee directors (as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and/or outside directors (as such term is defined in the Treasury regulations promulgated under Section 162(m) of the Code). If administration is delegated to a committee, such committee will have, in connection with the administration of the 1992 Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the 1992 Plan, as may be adopted from time to time by the Board. The Board or the committee may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who are not then subject to Section 16 of the Exchange Act and/or who are either (i) not then employees covered by Code Section 162(m) and are not expected to be covered by Section 162(m) at the time of recognition of income resulting from such option, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m). The Board may abolish such committee at any time and revest in the Board the administration of the 1992 Plan. The Board has delegated administration of the 1992 Plan to the Compensation Committee of the Board. As used herein with respect to the 1992 Plan, the "Board" refers to the Compensation Committee as well as to the Board itself.

Eligibility

        Incentive stock options may be granted under the 1992 Plan only to selected key employees (including officers) of the Company and its affiliates. Selected key employees (including officers) and consultants are currently eligible to receive nonstatutory stock options under the 1992 Plan. Subject to stockholder approval of this Proposal 2, all of the Company's directors (including specifically all non-employee directors) will also be eligible to receive nonstatutory stock options under the 1992 Plan.

        No incentive stock option may be granted under the 1992 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1992 Plan (and all such other plans of the Company and its affiliates), the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionholder during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

        Subject to this stockholder approval of this Proposal 2, no employee may be granted options under the 1992 Plan covering more than 1,000,000 shares of Common Stock during any calendar year.

Stock Subject to the 1992 Plan

        Subject to stockholder approval of this Proposal 2, an aggregate of 4,200,000 shares of Common Stock are authorized for issuance under the 1992 Plan. If options granted under the 1992 Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options again become available for issuance under the 1992 Plan.

Terms of Options

        The following is a description of the permissible terms of options under the 1992 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment. The exercise price of incentive stock options under the 1992 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1992 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. At March 1, 1999, the closing price of the Company's Common Stock as reported on The Nasdaq National Marketr was $11.00 per share.

        The exercise price of options granted under the 1992 Plan must be paid either: (a) in cash at the time the option is exercised; (b) at the discretion of the Board, by delivery of other Common Stock of the Company or pursuant to a deferred payment arrangement, or (c) in any other form of legal consideration acceptable to the Board.

        Option Exercise. Options granted under the 1992 Plan may become exercisable ("vest") in cumulative increments as determined by the Board. Shares covered by options granted in the future under the 1992 Plan may be subject to different vesting terms. Options granted to date under the 1992 Plan typically vest in cumulative increments over a period of five years during the optionholder's employment or service with the Company. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1992 Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested should the optionholder leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned stock of the Company or by a combination of these means.

        Term. The maximum term of options under the 1992 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1992 Plan terminate three months after the optionholder ceases to be in continuous service with the Company or any affiliate of the Company, unless (a) the termination of service is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within 12 months of such termination; (b) the optionholder dies while in service with the Company or any affiliate of the Company, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within 12 months of the optionholder's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the service relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

Adjustment Provisions

If any change is made in the stock subject to the 1992 Plan or subject to any option without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the 1992 Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the 1992 Plan pursuant to subsection 4(a) of the 1992 Plan and the maximum number of securities subject to award to any person pursuant to subsection 5(c) of the 1992 Plan, and outstanding options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

Effect of Certain Corporate Events

        The 1992 Plan provides that, in the event of a specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation shall assume any options outstanding under the 1992 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation refuses to assume or continue options outstanding under the 1992 Plan, or to substitute similar options, then with respect to optionholders whose service has not terminated, the vesting and the time during which such options may be exercised shall be accelerated. In such a case, an outstanding option will terminate if the optionholder does not exercise it before the change in control.

Duration, Amendment and Termination.

        The Board may suspend or terminate the 1992 Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 1992 Plan will terminate on March 11, 2006.

        The Board may also amend the 1992 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 promulgated under the Exchange Act, or any Nasdaq or other securities exchange listing requirements. The Board may in its sole discretion submit any other amendment to the 1992 Plan for stockholder approval.

Restrictions on Transfer

        Under the 1992 Plan, an incentive stock option may not be transferred by the optionholder otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionholder, an incentive stock option may be exercised only by the optionholder. A nonstatutory stock option is transferable to the extent provided in the option agreement. If the option agreement for a nonstatutory stock option does not provide for transferability, then the nonstatutory stock option is not transferable except by will or by the laws of descent and distribution and is exercisable during the lifetime of the optionholder only by the optionholder. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

Federal Income Tax Information

        Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Incentive Stock Options. Incentive Stock options under the 1992 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder's alternative minimum tax liability, if any.

        If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionholder held the stock for more than one year.
Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionholder will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the a disqualifying disposition occurs.

        Nonstatutory Stock Options. Nonstatutory stock options granted under the 1992 Plan generally have the following federal income tax consequences:

        There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of any tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder. Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange
Act.

        Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.


                                PROPOSAL 3

             RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


        The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.


         MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE
                         IN FAVOR OF PROPOSAL 3.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 1, 1999, by
(i) each stockholder who is known by the Company to own beneficially more than 5% of the Common Stock; (ii) each Named Executive Officer of the Company listed on the Summary Compensation Table; (iii) each director of the Company; and (iv) all directors and executive officers of the Company as a group.


                                                  Common Stock(1)
                                              ---------------------
Name and Address of Beneficial Owners           Number   Percent(2)
--------------------------------------------  ---------- ----------
Entities affiliated with
  U.S. Venture Partners IV, L.P.(3)........     730,000        6.6%
  2180 Sand Hill Road, Suite 300
  Menlo Park, CA  94025

Entities affiliated with the
  Sprout Group(4)..........................     729,980        6.6%
  3000 Sand Hill Road, Suite 270
  Menlo Park, CA  94025

Cannon Street Fund Ltd.....................     565,000        5.1%
  c/o Meridian Venture Group
  R.R. Box 272
  Charlottesville, VA  22314

Asset Management Associates 1989 L.P.(5)...     360,000        3.2%

Sam Eletr, Ph.D.(6)........................     460,759        4.1%

Edward C. Albini(7)........................     100,000       **

William K. Bowes, Jr.(8)...................     747,720        6.7%
  U.S. Venture Partners IV, L.P.
  2180 Sand Hill Road, Suite 300
  Menlo Park, CA  94025

Sydney Brenner, M.D., D. Phil.(9)..........     309,057        2.8%

James C. Kitch(10).........................       9,787       **

Kathleen D. La Porte(4)....................     729,980        6.6%
  Sprout Group
  3000 Sand Hill Road
  Building 4, Suite 270
  Menlo Park, CA  94025

Stephen C. Macevicz, Ph.D(11)..............      99,651       **

Craig C. Taylor(12)........................     371,497        3.3%

All directors and officers.................   2,828,451       25.4%
  as a group (11 persons)(13)

---------
**Less than one percent.


(1) This table is based upon information supplied by officer, directors, and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Except as otherwise noted, and subject to community property laws where applicable, the Company believes that each person or entity named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by him, her or it.

(2) Percentage of beneficial ownership is based on 11,132,815 shares of Common Stock outstanding as of March 1, 1999, except as otherwise noted in the footnotes. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 1, 1999, are deemed outstanding for computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person.

(3) Includes 730,000 shares of Common Stock held by entities affiliated with U.S. Venture Partners IV, L.P. ("U.S.V.P. IV") Mr. Bowes, a director of the Company, is a general partner of Presidio Management Group IV, the general partner of U.S.V.P. IV. Mr. Bowes shares the power to vote and control the disposition of shares held by U.S.V.P. IV and therefore may be deemed to be the beneficial owner of such shares. Mr. Bowes disclaims beneficial ownership of such shares, except to the extent of his pro-rata interest therein.

(4) Includes 729,980 shares of Common Stock held by entities affiliated with the Sprout Group. Ms. La Porte, a director of the Company, is a general partner of the Sprout Group, an entity affiliated with Sprout Capital VI, Sprout Capital VII and DLJ Capital. Ms. La Porte shares the power to vote and control the disposition of shares held by Sprout Capital VI, Sprout Capital VII and DLJ Capital and therefore may be deemed to be the beneficial owner of such shares. Ms. La Porte disclaims beneficial ownership of such shares, except to the extent of her pro-rata interest therein.

(5) Includes 360,000 shares of Common Stock held by Asset Management Associates 1989 L.P. ("Asset 1989 L.P."). Mr. Taylor, a director of the Company, is a general partner of AMC Partners 89, which is the general partner of Asset 1989 L.P. Mr. Taylor shares the power to vote and control the disposition of shares held by Asset 1989 L.P. and therefore may be deemed to be the beneficial owner of such shares. Mr. Taylor disclaims beneficial ownership of such shares, except to the extent of his pro-rata interest therein.

(6) Includes 217,500 shares of Common Stock issuable upon exercise of Lynx stock options held by Dr. Eletr that are exercisable within 60 days.

(7) Includes 50,000 shares of Common Stock issuable upon exercise of Lynx stock options held by Mr. Ablini.

(8) See Note 3 above. Common Stock amount also includes 17,720 shares held by Mr. Bowes.

(9) Includes 49,057 shares of Common Stock issuable upon exercise of Lynx stock options held by Dr. Brenner that are exercisable within 60 days.

(10) Includes 2,287 shares of Common Stock and 7,500 shares of Common Stock issuable upon the exercise of Lynx stock options held by Mr. Kitch on behalf of GC&H Investments, an investment partnership of which Mr. Kitch is a general partner. Mr. Kitch shares the power to vote and control the disposition of such shares and therefore may be deemed to be the beneficial owner of such shares. Mr. Kitch disclaims beneficial ownership of such shares, except to the extent of his pro-rata interest therein.

(11) Includes 54,000 shares of Common Stock issuable upon exercise of Lynx stock options held by Dr. Macevicz that are exercisable within 60 days.

(12)  See Note 5 above.  Includes 11,497 shares of Common Stock held by
      Mr. Taylor.

(13) Includes 1,839,980 shares of Common Stock held directors and by entities affiliated with certain directors and 324,057 shares of Common Stock issuable upon exercise of Lynx stock options held by directors and officers that are exercisable within 60 days. See Notes 3 through 12 above.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

Directors

        Directors are not compensated by the Company for service as directors.


                           EXECUTIVE COMPENSATION

Executive Officers

        The executive officers of the Company and certain information about them as of December 31, 1998 are listed below:


             Name               Age             Company Positions
------------------------------ ------ -------------------------------------


Sam Eletr, Ph.D .............     59  Chief Executive Officer and
                                        Chairman of the Board
Edward C. Albini ............     41  Chief Financial Officer and Secretary
Stephen C. Macevicz, Ph.D. ..     49  Vice President, Intellectual Property

        Sam Eletr has served as Chairman of the Board of the Company since February 1992 and resumed the position of Chief Executive Officer of the Company in November 1996, a position he held from February 1992 through January 1996. In 1981, Dr. Eletr founded Applied Biosystems, Inc., a manufacturer of instruments and consumables for life science research and related applications, now a wholly-owned subsidiary of Perkin Elmer Corporation, and served as Chairman of the Board of Directors and in various executive positions at ABI from its inception until March 1987. Dr. Eletr acted as a consultant to ABI from September 1990 until July 1992, during which time he undertook to assume the leadership of the Company.

        Edward C. Albini has served as Chief Financial Officer of the Company since April 1997. He was elected Secretary of the Company in February 1998. From January 1983 to April 1997, Mr. Albini served in various financial management positions with Genentech, Inc., a biotechnology company. His most recent role at Genentech was as the Director of Financial Planning and Analysis. Mr. Albini holds a BS degree in Accounting from Santa Clara University and an MBA degree from Walter A. Haas School of Business at the University of California at Berkeley. Mr. Albini is also a certified public accountant.

        Stephen C. Macevicz joined the Company in September 1995 as Vice President, Intellectual Property. He was Senior Patent Attorney and Chief Patent Counsel of ABI, from 1992 to August 1995 and from 1986 to 1992, Patent Counsel of DNAX Research Institute of Molecular and Cellular Biology, a research subsidiary of Schering-Plough Corporation. He received his law degree from the University of California, Berkeley (Boalt
Hall) in 1984 and his Ph.D. in Biophysics from the University of California, Berkeley in 1979.


Compensation Tables

        Summary Compensation Table. The following table sets forth certain compensation paid by the Company during the calendar years ended December 31, 1998, 1997 and 1996, to its Chief Executive Officer and each of the other most highly compensated executive officers whose compensation exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                   Other
                                                     Long-Term     Annual
                                         Annual     Compensation  Compensa-
  Name and Principal Position    Year   Salary(1)    Options(#)    tion(2)
------------------------------- ------- ---------   ------------ -----------
Sam Eletr, Ph.D. ..............   1998  $230,460           --        $ --
  Chief Executive Officer and     1997   196,131           --          --
  Chairman of the Board           1996   176,121         32,500        --

Edward C. Albini ..............   1998  $147,336         50,000        $750
  Chief Financial Officer         1997   100,244 (3)     50,000        --
                                  1996       --            --          --

Stephen C. Macevicz, Ph.D. ....   1998  $167,611           --          $750
  Vice President, Intellectual    1997   155,886           --           750
  Property                        1996   144,505           --           750

---------
(1) Includes amounts earned but deferred at the election of the Named Executive Officer pursuant to the Company's 401(k) Plan.
(2) Contributions made by the Company to the Company's 401(k) Plan on behalf of such employee.
(3)  Mr. Albini joined the Company on April 17, 1997.

        Except as disclosed above, no compensation characterized as long-term compensation, including restricted stock awards issued at a price below fair market value or long-term incentive plan payouts, were paid by the Company during the year ended December 31, 1998, to any of the Named Executive Officers.

Stock Option Grants and Exercises

        The following table sets forth, for each of the Named Executive Officers in the Summary Compensation Table, certain information regarding options granted during the year ended December 31, 1998.

                       Option Grants in Last Fiscal Year

                                            Individual Grants
                              ----------------------------------------------
                                             Percent                            Potential Realizable
                                             of Total                             Value at Assumed
                                             Options                              Annual Rates of
                               Number of     Granted    Exercise                    Stock Price
                               Securities       to       or Base                 Appreciation for
                               Underlying   Employees   Price per   Expir-        Option Term(3)
                                Options     in Fiscal    Share       ation    -----------------------
            Name               Granted(1)    Year(2)     ($/sh)      Date        5%($)      %10%($)
----------------------------- ------------  ----------  ---------  ---------  ----------- -----------
Edward C. Albini ............      50,000       12.59%    $15.00   02/26/08      471,671   1,195,307

---------

(1) Officers of the Company were granted the right to exercise their options prior to vesting, subject to the Company's right of repurchase at the original issue price, which lapses ratably over five years. Options granted generally vest over a five-year period. The term of the options is ten years.

(2) Based on an aggregate of 397,500 options granted to employees of and consultants to the Company during the year ended December 31, 1998, including the Named Executive Officer.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price of the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of the term for the appreciated stock price.

        The following table sets forth certain information concerning the number of options exercised by the Named Executive Officers during the year ended December 31, 1998, and the number of shares covered by both exercisable and unexercisable stock options held by the Named Executive Officers. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of the Company's Common Stock as of December 31, 1998 ($11.44 per share).

  Aggregated Option Exercises in the Year Ended December 31, 1998 and Option
                                    Values


                                                                          Value of Unexercised
                         Shares                Number of Unexercised      In-the-Money Options
                        Acquired    Value       Options at Year-End           at Year-End(1)
                           on      Realized  -------------------------  -------------------------
         Name           Exercise     (1)     Exercisable Unexercisable  Exercisable Unexercisable
----------------------- ---------  --------  ----------- -------------  ----------- -------------
Sam Eletr .............     --       $ --       189,333        28,167   $1,774,297      $278,853
Edward C. Albini ......     --         --          --          50,000         --           --
Stephen C. Macevicz ...     --         --        26,000        28,000      285,252       311,657

---------

(1) Based on the fair market value of the Company's Common Stock at December 31, 1998 ($11.44), minus the exercise price of the option, multiplied by the number of shares underlying the options.

                  REPORT OF THE COMPENSATION COMMITTEE (1)

General

        The Company became a public reporting company in December l993, when the Company registered its Common Stock and Series A preferred stock under the Exchange Act, and the Compensation Committee was established in March l994. Accordingly, the Compensation Committee made the primary compensation determinations for the Company's officers during the year ended December 31, 1998, including the establishment of base salaries, consideration of bonuses and stock option grants. During 1998, the members of the Compensation Committee were Kathleen La Porte and Craig Taylor. The Compensation Committee has provided the following with respect to the compensation of executive officers during the year ended December 31, 1998:

Compensation Philosophy

        The Company and its Compensation Committee believe that the compensation of all employees, including executive officers, must be sufficient to attract and retain highly qualified personnel and that the Company must align compensation with short-term and long-term business strategies and performance goals. The current compensation philosophy is to emphasize stockholder value linked with incentives such as stock options over salary increases. The basic elements of executive officer compensation are as follows:

        Salary. To insure that its compensation practices remain competitive, the Company compares its compensation of executives with that of executives of other companies of similar industry, size and geographic location. Salary increases are generally granted on an annual basis and are based on both individual performance and the standard percentage of salary increases granted to other employees.

        Bonuses. During 1998, the Compensation Committee did not consider bonuses when establishing executive compensation, focusing instead on base salary and long-term incentives as the primary compensation vehicles appropriate to the early stages of the Company's development. As part of its general compensation philosophy, however, the Company believes that executive performance may be maximized via a system of annual incentive awards, and the Company may consider such awards in the future.

        Long-term Incentives. The Company believes that equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders. The Compensation Committee grants stock options to executive officers and other key employees based on a variety of factors, including the financial performance of the Company and

----------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

assessment of personal performance. Through stock option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options generally is 100% of the fair market value as quoted on The Nasdaq Stock Marketr on the last market trading day prior to the day of determination. Employees receive value from these grants only if the Common Stock appreciates in the long term.

        Employment and Severance Agreements. The Company does not have employment or severance agreements with any of its officers or employees.

Chief Executive Officer Compensation

        Dr. Eletr's compensation was established in accordance with the criteria described above and was determined by the Board primarily on the basis of the salary received by Dr. Eletr in 1997 and pursuant to discussions between the Board and Dr. Eletr, with particular consideration given to Dr. Eletr's equity ownership position in the Company. In establishing compensation, the Board was mindful of the near complete dependence on Dr. Eletr for the success and direction of the Company given its early stage of operation as an independent entity. Because of his ownership position in the Company, the salary established by the Board may not reflect a salary that would otherwise be required to competitively compensate and retain Dr. Eletr and may not be indicative of future compensation.

Certain Tax Considerations

        Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Board has not yet established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as performance based compensation.

        From the members of the Compensation Committee:

        Kathleen La Porte
        Craig Taylor










Stock Performance Graph

        The following graph compares the 12-month cumulative total stockholder return on the Common Stock of the Company to that of the S&P Biotechnology Index, The Nasdaq Stock Market(RM) and the Hambrecht & Quist Biotechnology Index.*

                          PERFORMANCE GRAPH

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                LYNX
           THERAPEUTICS,   NASDAQ STOCK     S & P      HAMBRECHT & QUIST
  Date          INC.       MARKET (U.S.) BIOTECHNOLOGY   BIOTECHNOLOGY
---------  --------------  ------------  ------------  ------------------
12/30/97        100            100           100              100
  12/97         126             98           106               99
  1/98          125            101            98               99
  2/98          116            111           104              104
  3/98           78            115           119              113
  4/98           82            117           117              110
  5/98           69            110           118              105
  6/98           73            118           128              106
  7/98          103            117           144              110
  8/98           72             94           119               90
  9/98           63            107           148              112
  10/98          76            112           154              120
  11/98         100            123           147              123
  12/98          89            139           205              150


* $100 Invested on 12/30/97 in stock or on 11/30/97 in index - including reinvestment of dividends.
    Fiscal year ending December 31.




Compensation Committee Interlocks and Insider Participation

        As noted above, the Company's Compensation Committee was established in March 1994 by two non-employee directors, Ms. Kathleen La Porte and Mr. Craig Taylor. There were no officers or employees of the Company who participated in deliberations of the Company's Compensation Committee concerning executive officer compensation during the year ended December
31, 1998.

 Certain Relationships and Related Transactions

        In April 1997, the Company entered into a full-recourse loan agreement with Edward C. Albini, an officer of the Company. A note receivable of $250,000 was issued under a stock purchase agreement for the purchase of 50,000 shares of Common Stock whereby all the shares issued under the agreement are pledged as collateral. The outstanding principal amount is due and payable in full in April 2002, subject to an obligation to prepay under specified circumstances. Interest is payable upon the expiration or termination of the note and accrues at the rate of 6.49% per annum.

        In October 1995, the Company entered into a full-recourse loan agreement with Karoly Nikolich, a former officer of the Company. A note receivable of $210,000 was issued under a stock purchase agreement for the purchase of 60,000 shares of Common Stock whereby all the shares issued under the agreement are pledged as collateral. The note and all interest receivable was paid in full according to the terms of the agreement in April 1998.


        For legal services rendered during the calendar year ended December 31, 1998, the Company paid approximately $239,000 to Cooley Godward LLP, the Company's counsel, of which Mr. Kitch, a director of the Company, is a partner.


                              OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors

                                          [SIGNATURE]

                                        Edward C. Albini
                                        Secretary


April 14, 1999


A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the period ended December 31, 1998, is available without charge upon written request to: Investor Relations, Lynx Therapeutics, Inc., 25861 Industrial Blvd., Hayward, California 94545.

                         LYNX THERAPEUTICS, INC.
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MAY 12, 1999

        The undersigned hereby appoints Sam Eletr and Edward C. Albini, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Lynx Therapeutics, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Lynx Therapeutics, Inc. to be held at the Company's principal executive offices, 25861 Industrial Blvd., Hayward, CA 94545 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


SEE REVERSE                                                    SEE REVERSE
   SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE


[X] Please mark votes
    as in this example.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR
    DIRECTORS LISTED BELOW AND A VOTE FOR PROPOSAL 2 AND FOR PROPOSAL 3.

    1.   To elect directors to hold office until the next Annual
         Meeting of Stockholders and until their successors are elected.

          NOMINEES: Sam Eletr, William K. Bowes, Jr., Sydney Brenner, James C. Kitch, Kathleen D. La Porte, Craig C. Taylor

        FOR ALL NOMINEES [ ]        [ ] WITHHELD FROM ALL NOMINEES

[ ] _____________________________________      MARK HERE IF YOU PLAN
    For all nominess except as noted above        TO ATTEND THE     [ ]
                                                    MEETING


    2. To approve the Company's 1992 Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 200,000 shares and to amend certain eligibility and change of control provisions of such plan.

                 FOR           AGAINST           ABSTAIN
                 [ ]             [ ]               [ ]


    3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

                 FOR           AGAINST           ABSTAIN
                 [ ]             [ ]               [ ]


    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


                                              MARK HERE FOR ADDRESS [ ]
                                              CHANGE AND NOTE AT LEFT


    Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.


    Signature:_____________  Date: ____  Signature:_____________  Date: ____

                         LYNX THERAPEUTICS, INC.
                         1992 STOCK OPTION PLAN

                          Adopted July 1, 1992
                        Amended February 26, 1998
                  Approved By Stockholders May 18, 1998
                          Amended March 16, 1999
              Approved by the Stockholders _____________, 1999

1. Purposes.

     (a) Eligible Option Recipients. The persons eligible to receive Options are the Employees, Directors and Consultants of the Company and its Affiliates.

     (b) Available Options. The purpose of the Plan is to provide a means by which eligible recipients of Options may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Options: (i) Incentive Stock Options, and (ii) Nonstatutory Stock Options.

     (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Options, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. Definitions.

     (a) "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c).

     (e) "Common Stock" means the common stock of the Company.

     (f) "Company" means Lynx Therapeutics, Inc., a Delaware corporation.

     (g) "Consultant" means any person, including an advisor, (1) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (2) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director's fee by the Company for their services as Directors.

     (h) "Continuous Service" means that the Optionholder's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

     (i) "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (j) "Director" means a member of the Board of Directors of the Company.

     (k) "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

     (l) "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute
"employment" by the Company or an Affiliate.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (n) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (p) "Non-Employee Director" means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (s) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

     (t) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (u) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (v) "Outside Director" means a Director of the Company who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (w) "Plan" means this Lynx Therapeutics, Inc. 1992 Stock Option Plan.

     (x) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

     (y) "Securities Act" means the Securities Act of 1933, as amended.

     (z) "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. Administration.

     (a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) Powers of Board. The board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; what type or combination of types of Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Option; and the number of shares with respect to which an Option shall be granted to each such person.

          (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan or an Option as provided in Section 11.

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) Delegation to Committee.

          (i) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii) Committee Composition when Common Stock is Publicly
Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Options to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to
Section 16 of the Exchange Act.

4. Shares Subject to the Plan.

     (a) Share Reserve. Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate four million two hundred thousand (4,200,000) shares of Common Stock less any shares of Common Stock remaining outstanding which were originally issued to Employees, Officers or Directors of, or Consultants to, the Company pursuant to stock purchase agreements or similar compensatory arrangements approved by the Board.

     (b) Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan.
If any Common Stock acquired pursuant to the exercise of an Option shall for any reason be repurchased by the Company under an unvested share repurchase option provided under the Plan, the stock repurchased by the Company under such repurchase option shall not revert to and again become available for issuance under the Plan.

     (c) Source of Shares. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. Eligibility.

     (a) Eligibility for Specific Options. Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted to Employees, Directors and Consultants.

     (b) Ten Percent Stockholders. No Ten Percent Stockholder shall be eligible for the grant of an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) Section 162(m) Limitation.  Subject to the provisions of
Section 10 relating to adjustments upon changes in stock, no employee shall be eligible to be granted Options covering more than One Million (1,000,000) shares of the Common Stock during any calendar year.

     (d) Consultants.

          (i) A Consultant shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

          (ii) As of April 7, 1999 Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and
(iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6. Option Provisions.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (d) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or
(ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) by delivery to the Company of other Common Stock, according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Optionholder or in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

     In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(e), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

     (f) Transferability of a Nonstatutory Stock Option.  A
Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(f), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

     (g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (h) Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

     (i) Extension of Termination Date. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

     (j) Disability of Optionholder. In the event an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of
(i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

     (k) Death of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or
(ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

     (l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7. Covenants of the Company.

     (a) Availability of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8. Use of Proceeds from Stock.

     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9. Miscellaneous.

     (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

     (b) Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

     (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder or other holder of Options any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

     (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) Investment Assurances.  The Company may require an
Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (f) Withholding Obligations. To the extent provided by the terms of an Option Agreement, the Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

10. Adjustments upon Changes in Stock.

     (a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

     (b) Change in Control--Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then such Options shall be terminated if not exercised (if applicable) prior to such event.

     (c) Change in Control--Asset Sale, Merger, Consolidation or
Reverse Merger. In the event of (1) a sale of substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar Options (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar Options for those outstanding under the Plan, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting shall be accelerated in full, and the Options shall terminate if not exercised at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised prior to such event.

11. Amendment of the Plan and Options.

     (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and
(ii) the Optionholder consents in writing.

     (e) Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

12. Termination or Suspension of the Plan.

     (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 11, 2006. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) No Impairment of Rights. Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Optionholder.

13. Effective Date of Plan.

     The Plan shall become effective as determined by the Board, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve
(12) months before or after the date the Plan is adopted by the Board.